EXECUTION VERSION

$50,000,000

ZAIS FINANCIAL PARTNERS, L.P.

8.0% Exchangeable Senior Notes due 2016

PURCHASE AGREEMENT

November 19, 2013

Credit Suisse Securities (USA) LLC (“Credit Suisse”)
Eleven Madison Avenue
New York, New York 10010-3629
       As the Purchaser

Dear Sirs:

     1. Introductory. ZAIS Financial Partners, L.P., a Delaware limited partnership (the “Operating Partnership”), agrees with the initial purchaser (the “Purchaser”), subject to the terms and conditions stated herein, to issue and sell to the Purchaser $50,000,000 aggregate principal amount of its 8.0% Exchangeable Senior Notes due 2016 (the “Firm Securities”) and also proposes to grant to the Purchaser an option, exercisable from time to time by the Purchaser, to purchase an aggregate of up to an additional $7,500,000 principal amount (“Optional Securities”) of its 8.0% Exchangeable Senior Notes due 2016. The Firm Securities and the Optional Securities will be guaranteed (the “Guarantee”) by ZAIS Financial Corp., a Maryland corporation (the “Guarantor”). The Firm Securities, the Optional Securities and the Guarantee are collectively referred to herein as the “Offered Securities.” The Offered Securities will be issued under an indenture, to be dated as of November 25, 2013 (the “Indenture”), to be entered into among the Operating Partnership, the Guarantor and U.S. Bank National Association, as trustee (the “Trustee”). For the avoidance of doubt, all references to the subsidiaries of the Guarantor shall include the Operating Partnership.

     The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement, to be dated as of November 25, 2013, between the Guarantor and the Purchaser (the “Registration Rights Agreement”), pursuant to which the Guarantor agrees to file a registration statement with the Commission registering the resale of the Underlying Shares, as hereinafter defined, under the Securities Act (as defined below).

     The Operating Partnership, the Guarantor and ZAIS REIT Management, LLC, a Delaware limited liability company (the “Advisor”), hereby, jointly and severally, agree with the Purchaser as follows:

     2. Representations and Warranties of the Guarantor and the Operating Partnership and Representations and Warranties of the Advisor.

     (A) The Operating Partnership and the Guarantor, jointly and severally, represent and warrant to, and agree with, the Purchaser that:

     (a) Offering Memoranda; Certain Defined Terms. The Operating Partnership and the Guarantor prepared or will prepare a Preliminary Offering Memorandum and a Final Offering Memorandum.

     For purposes of this Agreement:

     “Applicable Time” means 4:30 pm (Eastern Standard Time) on the date of this Agreement.

     “Closing Date” has the meaning set forth in Section 3 hereof.

     “Commission” means the Securities and Exchange Commission.

     “Exchange Act” means the United States Securities Exchange Act of 1934.

     “Final Offering Memorandum” means the final offering memorandum relating to the Offered Securities to be offered by the Purchaser that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement) and includes the documents incorporated by reference therein (the "Incorporated Documents").

     “Free Writing Communication” means a written communication (as such term is defined in Rule 405 of the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Memorandum or the Final Offering Memorandum.

     “General Disclosure Package” means the Preliminary Offering Memorandum together with any Issuer Free Writing Communication existing at the Applicable Time and the information which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule A hereto.

     “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Guarantor or the Operating Partnership, used or referred to by the Guarantor or the Operating Partnership or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Guarantor’s or the Operating Partnership's records.

     “Preliminary Offering Memorandum” means the preliminary offering memorandum, dated November 18, 2013, as amended or supplemented, relating to the Offered Securities to be offered by the Purchaser and including the Incorporated Documents.

     “Rules and Regulations” means the rules and regulations of the Commission.

     “Securities Act” means the United States Securities Act of 1933, as amended.

     “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules (the “Exchange Rules”) of the New York Stock Exchange (the “NYSE”).

     “Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule A hereto. Supplemental Marketing Materials include, but are not limited to, any Issuer Free Writing Communication listed on Schedule B hereto.

     “Underlying Shares” shall mean shares of the Guarantor's common stock, par value $0.0001 per share, for which the Offered Securities are exchangeable.

     Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.

     (a) Disclosure. As of its date, the Final Offering Memorandum does not, and as of each Closing Date, the Final Offering Memorandum will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time neither (i) the General Disclosure Package, (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, nor (iii) any General Solicitation Communication (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary or Final Offering Memorandum, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Guarantor by the Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. When considered together with the General Disclosure Package, on the date of this Agreement, the Guarantor’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports which have been filed by the Guarantor with the Commission or sent to shareholders pursuant to the Exchange Act do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations. The information required to be delivered to holders and the prospective purchasers of the Offered Securities pursuant to the Indenture in accordance with Rule 144A (d) (4) does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Preliminary or Final Offering Memorandum based upon written information furnished to the Guarantor by the Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

     (b) Good Standing of the Operating Partnership and the Guarantor. The Guarantor has been duly incorporated and is existing and in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Offering Memorandum; and the Guarantor is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with power and authority to own its properties and conducts its business as described in the General Disclosure Package and the Final Offering Memorandum; and the Operating Partnership is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property of the conduct of its business requires such qualification.

     (c) Subsidiaries. Each subsidiary of the Guarantor has been duly incorporated or formed and is existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Offering Memorandum; and each subsidiary of the Guarantor is duly qualified to do business as a foreign corporation, limited liability company, limited partnership or trust in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock, membership interests or partnership interests of each subsidiary of the Guarantor has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock, membership interests or partnership interests of each subsidiary owned by the Guarantor, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

     (d) Indenture, Offered Securities, Guarantee. The Indenture has been duly authorized by the Operating Partnership and the Guarantor; the Firm Securities and the Optional Securities have been duly authorized by the Operating Partnership; the Guarantee has been duly authorized by the Guarantor; and when the Firm Securities and the Optional Securities are delivered and paid for pursuant to this Agreement on each Closing Date, the Indenture will have been duly executed and delivered by the Operating Partnership and the Guarantor, such Firm Securities and the Optional Securities will have been duly executed, authenticated, issued and delivered, the Guarantee will have been duly executed and delivered and will conform to the description of such Offered Securities contained in the General Disclosure Package and the Final Offering Memorandum and the Indenture, and such Firm Securities and Optional Securities will constitute valid and legally binding obligations of the Operating Partnership and the Guarantee and the Indenture will constitute valid and legally binding obligations of the Guarantor, in each case, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and entitled to the benefits and security provided by the Indenture.

     (e) Underlying Securities. When the Firm Securities and the Optional Securities are delivered and paid for pursuant to this Agreement on each Closing Date, such Firm Securities and Optional Securities will be exchangeable for the Underlying Shares of the Guarantor in accordance with the terms of the Indenture; the Underlying Shares initially issuable upon exchange of such Offered Securities have been duly authorized and reserved for issuance upon such exchange and will conform to the description of such Offered Securities contained in the General Disclosure Package and the Final Offering Memorandum; the authorized equity capitalization of the Guarantor is as set forth in the General Disclosure Package and the Final Offering Memorandum; all outstanding shares of capital stock of the Guarantor are, and when issued upon exchange the Underlying Shares will be validly issued, fully paid and nonassessable; the stockholders of the Guarantor have no preemptive rights with respect to the Offered Securities or the Underlying Shares, and none of the outstanding shares of capital stock of the Guarantor have been issued in violation of any preemptive or similar rights of any security holder.

     (f) No Finder’s Fee. Except as disclosed in the Final Offering Memorandum and the General Disclosure Package, there are no contracts, agreements or understandings between the Operating Partnership and the Guarantor and any person that would give rise to a valid claim against such Operating Partnership and Guarantor or the Purchaser for a brokerage commission, finder’s fee or other like payment.

     (g) Authorization of Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Operating Partnership and the Guarantor and, when the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date, the Registration Rights Agreement will have been duly executed and delivered by the Operating Partnership and the Guarantor.

     (h) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement, the Indenture and the Registration Rights Agreement in connection with the offering, issuance and sale of the Offered Securities by the Operating Partnership and the Guarantor, and the Underlying Shares by the Guarantor except for the order of the Commission declaring effective the Shelf Registration Statement (as defined in the Registration Rights Agreement).

     (i) Accurate Disclosure. The statements in the General Disclosure Package and the Final Offering Memorandum under the headings “Description of the Notes,” “Description of ZAIS Financial Corp. Capital Stock,” “Certain United States Federal Income Tax Consequences,” “Certain ERISA and Related Considerations” and “Certain Provisions of the Maryland General Corporation Law and ZAIS Financial Corp.’s Charter and Bylaws”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the information required to be shown.

     (j) Absence of Manipulation. None of the Guarantor or any of its subsidiaries or, to the Guarantor’s and the Operating Partnership's knowledge, any affiliates of the Guarantor or any of its subsidiaries, has taken, directly or indirectly, (i) any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Guarantor or the Operating Partnership to facilitate the sale or resale of the Offered Securities or (ii) any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Guarantor or the Operating Partnership to facilitate the sale or resale of the Underlying Shares.

     (k) ZAIS Group-Related Data. Any financial or other data regarding ZAIS Group, LLC or its direct and indirect subsidiaries, including but not limited to the Advisor, that is included or incorporated by reference into the General Disclosure Package and the Final Offering Memorandum is derived from ZAIS Group, LLC's accounting or other applicable records and is accurate in all material respects.

     (l) Litigation. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Guarantor or any of its subsidiaries that, if determined adversely to the Guarantor or any of its subsidiaries or their assets, would (A) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Guarantor and of its subsidiaries taken as a whole or (B) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (A) and (B) being referred to as a (“Material Adverse Effect”), or would materially and adversely affect the ability of the Guarantor or the Operating Partnership to perform their respective obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Guarantor or the Operating Partnership’s knowledge, contemplated.

     (m) Regulations T, U, X. None of the Guarantor or any of its subsidiaries or any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

     (n) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Guarantor or the Operating Partnership that it is considering imposing) any condition (financial or otherwise) on the Guarantor’s or the Operating Partnership’s retaining any rating assigned to the Guarantor or the Operating Partnership or any securities of the Guarantor or the Operating Partnership or (ii) has indicated to the Guarantor or the Operating Partnership that it is considering any of the actions described in Section 7(b)(ii) hereof.

     (o) Partnership Status. The Operating Partnership is treated as a partnership for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes), and the Guarantor and the Operating Partnership have made any and all necessary elections and filings for the Operating Partnership to be treated as a partnership for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes).

     (p) Class of Securities Not Listed. No securities of the same class (within the meaning of Rule 144A(d)(3)) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

     (q) No Registration. The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(a)(2) thereof; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended.

     (r) No Directed Selling Efforts. None of the Guarantor or any of its subsidiaries, or any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) (any such communication constituting a form of general solicitation or a general advertising, is referred to herein as a “General Solicitation Communication”), other than any such communication consented to in writing by the Purchaser (a “Permitted General Solicitation Communication”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. Any such General Solicitation Communications consented to by the Purchaser is identified on Schedule D hereto. Neither the Guarantor nor the Operating Partnership has entered nor will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

     (s) OP Units. The OP Units to be issued to the Guarantor upon the issuance by the Guarantor of any Underlying Shares (the “Guarantor OP Units”) and all outstanding OP Units have been duly authorized; and all outstanding OP Units are, and, when the Guarantor OP Units have been delivered and paid for in accordance with the Agreement of Limited Partnership, dated as of July 29, 2011, as amended on August 3, 2011, October 11, 2012, December 13, 2012 and February 13, 2013, the Guarantor OP Units will be validly issued and will conform to the information in the General Disclosure Package and the Final Offering Memorandum; and all outstanding OP Units have been and all Guarantor OP Units will be issued and sold in compliance with all applicable federal and state securities laws.

     (t) Financial Statements. The consolidated financial statements of the Guarantor and its consolidated subsidiaries, together with related notes and schedules included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum, comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial position and the results of operations and cash flows of the Guarantor and its consolidated subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Guarantor. All disclosures contained in the General Disclosure Package and the Final Offering Memorandum regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The Guarantor and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the General Disclosure Package and the Final Offering Memorandum. There are no financial statements (historical or pro forma) that would be required to be included in the General Disclosure Package or the Final Offering Memorandum, if such documents pertained to a securities offering registered under the Securities Act, that are not included as would be required.

     (u) Independent Public Accountant. PricewaterhouseCoopers LLP, who have certified certain of the financial statements filed with the Commission included or incorporated by reference into the General Disclosure Package and the Final Offering Memorandum, is an independent registered public accounting firm with respect to the Guarantor and its subsidiaries within the meaning of the Securities Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) as required by the Securities Act.

     (v) Sarbanes-Oxley Act of 2002. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the NYSE thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to the Guarantor, there is and has been no failure on the part of the Guarantor to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Guarantor has taken all necessary actions to ensure that it is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act that are in effect and with which the Guarantor is required to comply (including Section 402 related to loans) and is actively taking steps to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Guarantor. There are no outstanding personal loans made, directly or indirectly, by the Guarantor to any director or executive officer of the Guarantor.

     (w) Compliance. There is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the Guarantor or the Operating Partnership, threatened against the Guarantor or any of its subsidiaries, or to which any property of the Guarantor or any of its subsidiaries are, or to the knowledge of the Guarantor or the Operating Partnership, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise which if determined adversely to the Guarantor or any of its subsidiaries would have a Material Adverse Effect. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings that are required under the Securities Act to be described in the Registration Statement, the General Disclosure Package or the Final Offering Memorandum that are not so described in the Registration Statement, the General Disclosure Package or the Final Offering Memorandum. There are no statutes, regulations or contracts or other documents that would be required to be described in the General Disclosure Package or the Final Offering Memorandum, if this offering were to have been registered under the Securities Act, that are not so described.

     (x) Marketable Title. The Guarantor and its subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements included or incorporated by reference into the General Disclosure Package and the Final Offering Memorandum, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the General Disclosure Package and the Final Offering Memorandum or which (i) do not materially interfere with the use made and proposed to be made of such property by the Guarantor or any of its subsidiaries or (ii) would not have a Material Adverse Effect. The Guarantor or any of its subsidiaries occupy their leased properties, which are material to the business of the Guarantor and its subsidiaries, under valid and binding leases.

     (y) Tax Law Compliance. The Guarantor or any of its subsidiaries (including, for the avoidance of doubt, the Operating Partnership) have filed all U.S. federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve or accrual has been established in accordance with GAAP. All tax liabilities have been adequately provided for in the financial statements of the Guarantor, and the Guarantor does not know of any actual or potential additional material tax assessments that have been or are likely to be asserted.

     (z) Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Guarantor or the Operating Partnership of Offered Securities under this Agreement.

     (aa) Real Estate Investment Trust. The Guarantor has been organized and is operating in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the United States Internal Revenue Code of 1986, as amended (the "Code") and the Guarantor’s actual and proposed method of operation, as set forth in the General Disclosure Package and the Final Offering Memorandum, has enabled and will continue to enable it to meet the requirements for qualification and taxation as a REIT under the Code for its tax year ended December 31, 2011 and subsequent tax years; and the Guarantor intends to continue to qualify as a REIT until the Board of Directors of the Guarantor determines that it is no longer in the best interests of the Guarantor to continue to qualify as a REIT; neither the Guarantor nor any of its subsidiaries has taken any action that would cause the Guarantor to fail to qualify as a REIT for its tax year ended December 31, 2011 and subsequent tax years. All statements regarding the Guarantor’s qualification and taxation as a REIT and descriptions of the Guarantor’s organization and proposed method of operation set forth in the General Disclosure Package and the Final Offering Memorandum are true, complete and correct in all material respects.

     (bb) No Change. Since the date of the most recent financial statements included or incorporated by reference into the General Disclosure Package and the Final Offering Memorandum, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Guarantor or any of its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Guarantor or any of its subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the General Disclosure Package and the Final Offering Memorandum, as each may be amended or supplemented, and (iii) none of the Guarantor or any of its subsidiaries have sustained any loss or interference with its business that is material to the Guarantor or any of its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the General Disclosure Package and the Final Offering Memorandum.

     (cc) No Conflict. None of the Guarantor or any of its subsidiaries is or with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate or articles of incorporation, charter, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Guarantor or any of its subsidiaries of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Guarantor or any of its subsidiaries, or any of their properties or assets, except in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Guarantor or any of its subsidiaries is a party or by which the Guarantor or any of its subsidiaries or any of their respective properties is bound, or of the certificate of incorporation or formation, articles of incorporation or association, charter, by-laws or other organizational documents, as applicable, of the Guarantor or Operating Partnership or any law, order, rule or regulation judgment, order, writ or decree applicable to the Guarantor or any its subsidiaries of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Guarantor or any of its subsidiaries, or any of their properties or assets.

     (dd) Authorization of Agreement. The execution and delivery of, and the performance by each of the Guarantor and the Operating Partnership of any of their respective obligations under, this Agreement has been duly and validly authorized by all necessary corporate or limited partnership action on the part of the Guarantor and the Operating Partnership, respectively, and this Agreement has been duly executed and delivered by the Guarantor and the Operating Partnership.

     (ee) The Management Agreement. The Second Amended and Restated Investment Advisory Agreement, dated as of December 13, 2012 (the “Management Agreement”), by and among the Guarantor, the Operating Partnership, ZAIS Asset I, LLC, a Delaware limited liability company, ZAIS Asset II, LLC, a Delaware limited liability company, ZAIS Asset III, LLC, a Delaware limited liability company, ZAIS Asset IV, LLC, a Delaware limited liability company, and the Advisor, has been duly authorized, executed and delivered by each of the Guarantor and the Operating Partnership, and constitutes a valid and binding agreement of each of the Guarantor and the Operating Partnership enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles; and the OP Agreement has been duly authorized, executed and delivered by the Guarantor, as the general partner and a limited partner, and constitutes a valid and binding agreement of the Guarantor, in each such capacity, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

     (ff) Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Guarantor and the Operating Partnership of this Agreement and the consummation of the transactions herein contemplated has been obtained or made and is in full force and effect (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Underlying Shares for exchange with the Offered Securities under state securities or Blue Sky laws).

     (gg) Licenses. Except as would not have a Material Adverse Effect, the Guarantor or any of its subsidiaries (i) hold all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of their business, (ii) are in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (iii) have not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

     (hh) Intellectual Property. The Guarantor or any of its subsidiaries own or possess the right to use all patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of authorship, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other industrial property and intellectual property rights, as well as related rights, such as moral rights and the right to sue for all past, present and future infringements or misappropriations of any of the foregoing, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary to conduct their business as presently conducted and currently contemplated to be conducted in the future. None of the Guarantor or any of its subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and none of the Guarantor or any of its subsidiaries have received any communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity, which infringement, misappropriation, conflict or other violation would result in a Material Adverse Effect. None of the Guarantor or any of its subsidiaries have received any communication or notice alleging that by conducting their business as set forth in the Registration Statement, the General Disclosure Package or the Final Offering Memorandum, such parties would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity, which infringement, misappropriation, conflict or other violation would result in a Material Adverse Effect. The Guarantor and the Operating Partnership know of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Guarantor or any of its subsidiaries, which infringement, misappropriation or other violation would result in a Material Adverse Effect. The Guarantor or any of its subsidiaries have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets.

     (ii) IT Systems. None of the Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Guarantor or any of its subsidiaries and necessary to conduct their business as presently conducted and currently contemplated to be conducted in the future has been obtained or is being used by the Guarantor or any of its subsidiaries in violation of any contractual obligation binding on the Guarantor or any of its subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons. The Guarantor or any of its subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Guarantor or any of its subsidiaries (the “IT Systems”). The IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Guarantor or any of its subsidiaries as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect. The Guarantor or any of its subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

     (jj) Sale of Underlying Shares. None of the Guarantor or any of its subsidiaries is or, after giving effect to the offering and sale of the Underlying Shares contemplated hereunder and the application of the net proceeds from such sale as described in the General Disclosure Package and the Final Offering Memorandum, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

     (kk) Internal Controls. The Guarantor maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Guarantor’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal controls over financial reporting since the respective dates as of which information is given in the General Disclosure Package and the Final Offering Memorandum. The Guarantor’s auditors and the Board of Directors of the Guarantor have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Guarantor's ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Guarantor’s internal controls over financial reporting.

     (ll) Disclosure Control Procedures. The Guarantor has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Guarantor’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Guarantor in the reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information is accumulated and communicated to the Guarantor’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Guarantor required under the Exchange Act with respect to such reports.

     (mm) Accuracy of Offering Data. The statistical, industry-related and market-related data included or incorporated by reference into the General Disclosure Package and the Final Offering Memorandum are based on or derived from sources which the Guarantor and the Operating Partnership reasonably and in good faith believe are reliable and accurate, and such data agree with the sources from which they are derived.

     (nn) Anti-Money Laundering Laws. The operations of the Guarantor and each of its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Guarantor or any of its subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Guarantor’s or the Operating Partnership’s knowledge, threatened.

     (oo) OFAC Sanctions. None of the Guarantor or any of its subsidiaries or, to the Guarantor’s or Operating Partnership’s knowledge, any director, officer, agent, employee, affiliate or representative of the Guarantor or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any similar sanctions imposed by any other body, governmental or other, to which the Guarantor or any of its subsidiaries is subject (collectively, “Other Economic Sanctions”); and the Guarantor and Operating Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC or Other Economic Sanctions.

     (pp) OECD Convention and FCPA. None of the Guarantor or any of its subsidiaries nor any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Guarantor or any of its subsidiaries: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity: (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Guarantor or any of its subsidiaries, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Guarantor or any of its subsidiaries is subject. The Guarantor or any of its subsidiaries and, to the Guarantor’s and the Operating Partnership’s knowledge, their affiliates have each conducted their businesses in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

     (qq) Insurance. The Guarantor or any of its subsidiaries carry, or are covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is prudent and customary for companies engaged in similar businesses; none of the Guarantor or any of its subsidiaries have been refused any coverage under insurance policies sought or applied for; and neither the Guarantor nor any of its subsidiaries have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a Material Adverse Effect.

     (rr) Employee Benefits. Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Guarantor or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have liability (each a “Plan”) is in compliance in all material respects with all presently applicable statutes, rules and regulations, including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (as defined in Section 4043 of ERISA) has occurred for which the Guarantor or any member of its Controlled Group would have any liability; and (b) neither the Guarantor nor any member of its Controlled Group has incurred or expects to incur liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course and without default); (iii) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

     (ss) Environmental. Except in each case as otherwise disclosed in the General Disclosure Package and the Final Offering Memorandum: (i) the Guarantor and its subsidiaries have complied and are in compliance, in all material respects, with all applicable federal, state, local, foreign and international laws (including the common law), statutes, rules, regulations, orders, judgments, decrees or other legally binding requirements of any court, administrative agency or other governmental authority relating to pollution or to the protection of the environment, natural resources or human health or safety, or to the manufacture, use, generation, treatment, storage, disposal, release or threatened release of hazardous or toxic substances, pollutants, contaminants or wastes, or the arrangement for such activities (“Environmental Laws”); (ii) the Guarantor or any of its subsidiaries have obtained and are in compliance, in all material respects, with all permits, licenses, authorizations or other approvals required of them under Environmental Laws to conduct their respective businesses and are not subject to any action to revoke, terminate, cancel, limit, amend or appeal any such permits, licenses, authorizations or approvals; (iii) none of the Guarantor or any of its subsidiaries is a party to any judicial or administrative proceeding (including a notice of violation) under any Environmental Laws (a) to which a governmental authority is also a party and which involves potential monetary sanctions, unless it could reasonably be expected that such proceeding will result in monetary sanctions of less than $100,000, or (b) which is otherwise material; and no such proceeding has been threatened or is known to be contemplated; (iv) none of the Guarantor or any of its subsidiaries has received notice or is otherwise aware of any pending or threatened material claim or potential liability under Environmental Laws in respect of its past or present business, operations (including the disposal of hazardous substances at any off-site location), facilities or real property (whether owned, leased or operated) or on account of any predecessor or any person whose liability under any Environmental Laws it has agreed to assume; and none of the Guarantor or any of its subsidiaries is aware of any facts or conditions that could reasonably be expected to give rise to any such claim or liability; and (v) none of the Guarantor or any of its subsidiaries is aware of any matters regarding compliance with existing or reasonably anticipated Environmental Laws, or with any liabilities or other obligations under Environmental Laws (including asset retirement obligations), that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Guarantor and its subsidiaries.

     (tt) Listing on the NYSE. The Underlying Shares up to an aggregate cap of 1,779,560 shares of the Guarantor's common stock have been approved for listing subject to notice of issuance on the NYSE.

     (uu) No Related Party Transactions. No relationship, direct or indirect, or related party transactions involving the Guarantor or any of its subsidiaries or any other person that would be required to be described in the General Disclosure Package or the Final Offering Memorandum by the rules of the Commission if the offering of the securities were registered under the Securities Act, have not been described in such documents.

     (vv) Dividends. No subsidiary of the Guarantor or the Operating Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Guarantor or the Operating Partnership, from making any other distribution on such subsidiary’s capital stock, from repaying to the Guarantor or the Operating Partnership any loans or advances to such subsidiary from the Guarantor or the Operating Partnership or from transferring any of such subsidiary’s property or assets to the Guarantor or any other subsidiary of the Guarantor or the Operating Partnership.

     (ww) Labor. No labor disturbance exists between any officer or other key person of the Guarantor or the Operating Partnership (each, a “Focused Professional”), on the one hand, and the employer of each such individual, on the other hand, nor, to the knowledge of the Guarantor or the Operating Partnership, is such a labor dispute imminent to the extent that it could have a Material Adverse Effect.

     (xx) No Finder's Fee. Neither the Guarantor nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Guarantor or any of its subsidiaries or the Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.

     (yy) Underlying Shares Reserve. The Guarantor has reserved for and will make available upon any exchange of the Offered Securities up to an aggregate cap of 1,779,560 Underlying Shares, which are issuable upon the exchange of such Offered Securities up to such amount.

     (zz) Registration Rights. There are no persons with rights to have any shares of Common Stock registered by the Company under the Securities Act, except for such rights as are provided under the Registration Rights Agreement or as are otherwise disclosed in the General Disclosure Package.

(B) The Advisor represents and warrants to, and agrees with, the Purchaser that:

     (a) Advisor-Related Data. Any financial or other information regarding ZAIS Group, LLC, the Advisor and/or its subsidiaries that is included or incorporated by reference into the General Disclosure Package or the Final Offering Memorandum is accurate and complete in all material respects.

     (b) Good Standing of the Advisor. The Advisor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the General Disclosure Package and the Final Offering Memorandum. The Advisor has no subsidiaries. The Advisor is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification except where the failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Advisor or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as an “Advisor Material Adverse Effect”).

     (c) Management Agreement and the Shared Facilities and Services Agreement. The Advisor has full right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, the Management Agreement and the Shared Facilities and Services Agreement, dated as of October 11, 2012 (the “Shared Services Agreement”), by and between the Advisor and ZAIS Group, LLC, a Delaware limited liability company (“ZAIS”). This Agreement has been duly authorized, executed and delivered by or on behalf of the Advisor. The execution and delivery of this Agreement and the consummation by the Advisor of the transactions herein contemplated and the fulfillment by the Advisor of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body and will not result in a breach of any of the terms and provisions of, or constitute a default, under the certificate of formation or limited liability company agreement of the Advisor, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Advisor is a party, or of any order, rule or regulation applicable to the Advisor of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction thereunder.

     (d) Absence of Manipulation. Neither the Advisor nor, to the Advisor’s knowledge, any affiliate of the Advisor, has taken, directly or indirectly any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Offered Securities.

     (e) No Conflict. The Advisor is not and with the giving of notice or lapse of time or both, will not be, (i) in violation of its certificate of formation or limited liability company agreement, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Advisor of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Advisor, or any of its properties or assets, except in the case of clauses (ii) and (iii), for such violations or defaults as would not have an Advisor Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof, including the issuance of the Offered Securities and the issuance of the Underlying Shares upon exchange of the Offered Securities, do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Advisor is a party or by which the Advisor or any of its properties is bound, or of the certificate of formation or limited liability company agreement of the Advisor or any law, order, rule or regulation judgment, order, writ or decree applicable to the Advisor of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Advisor, or any of its properties or assets.

     (f) Licenses. Except as would not have an Advisor Material Adverse Effect, the Advisor (i) holds all licenses, registrations, certificates and permits from governmental authorities (collectively, “Advisor Governmental Licenses”) which are necessary to the conduct of its business, (ii) is in compliance with the terms and conditions of all Advisor Governmental Licenses, and all Advisor Governmental Licenses are valid and in full force and effect, and (iii) has not received any written or other notice of proceedings relating to the revocation or modification of any Advisor Governmental License.

     (g) No Change. Since the date of the most recent financial statements included or incorporated by reference into the General Disclosure Package and the Final Offering Memorandum, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Advisor, whether or not occurring in the ordinary course of business, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Advisor, other than transactions in the ordinary course of business and transactions described in the General Disclosure Package and the Final Offering Memorandum, as each may be amended or supplemented, and (iii) the Advisor has not sustained any loss or interference with its business that is material to the Advisor and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the General Disclosure Package and the Final Offering Memorandum.

     (h) Labor. The Advisor has not been notified that any Focused Professional, or a significant number of employees of the Advisor and its affiliates, plan to terminate his, her or their employment. Neither the Advisor nor, to the Advisor’s knowledge, any Focused Professional, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Guarantor or the Advisor as described in the General Disclosure Package and the Final Offering Memorandum.

     (i) Access. The Advisor will have access to the personnel and other resources necessary for the performance of the duties of the Advisor set forth in the Management Agreement and as disclosed in the General Disclosure Package and the Final Offering Memorandum.

     (j) No Related Party Transactions. No relationship, direct or indirect, exists between or among the Advisor, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Advisor, on the other, that would be required to be described in the General Disclosure Package or the Final Offering Memorandum, if such document pertained to a securities offering registered under the Securities Act that is not so described in such documents.

     (k) Compliance. There is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the Advisor, threatened against the Advisor, or to which any property of the Advisor is subject before any court or regulatory or administrative agency or otherwise which, if determined adversely to the Advisor, would have an Advisor Material Adverse Effect, or would materially and adversely affect the ability of the Advisor to perform its obligations under this Agreement, the Management Agreement or the Shared Services Agreement.

     (l) Anti-Money Laundering Laws. The operations of the Advisor are and have been conducted at all times in compliance in all material respects with the Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Advisor with respect to the Money Laundering Laws is pending or, to the Advisor’s knowledge, threatened.

     (m) OFAC Sanctions. The Advisor is not currently subject to any U.S. sanctions administered by OFAC or any Other Economic Sanctions.

     (n) OECD Convention and FCPA. The Advisor: (i) has not used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has not made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has not made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; and (iv) is not aware of and has not taken any action, directly or indirectly, that would result in a violation of the OECD Convention, the FCPA or any similar law or regulation to which the Advisor is subject. The Advisor has conducted its business in compliance with the FCPA and any applicable similar law or regulation and has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

     (o) Insurance. The Advisor carries, or is covered by, insurance, from one or more insurers of recognized financial responsibility, in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is prudent and customary for companies engaged in similar businesses; the Advisor has not been refused any coverage under insurance policies sought or applied for.

     (p) Internal Controls. The Advisor maintains a system of internal control in place sufficient to provide reasonable assurance that: (i) transactions that may be effectuated by the Advisor under the Management Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Guarantor’s assets is permitted only in accordance with the internal policies, controls and procedures of the Advisor.

     (q) Free Writing Communication. The Advisor (including its agents and representatives, other than the Purchaser in its capacity as such) has not prepared or had prepared on its behalf or used or referred to any Free Writing Communication and has not distributed any written materials in connection with the offer or sale of the Shares.

     (r) Compliance with Laws. The Advisor is in compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to do so would not reasonably be expected to have an Advisor Material Adverse Effect.

     (s) Investment Strategy. The Guarantor’s investment strategy described in the General Disclosure Package and the Final Offering Memorandum accurately reflects in all material respects the current intentions of the Advisor with respect to the operation of the Guarantor’s business, and, to the Advisor’s knowledge, no material deviation from such investment strategy is currently contemplated.

     (t) No Prohibitions. The Advisor is not prohibited by any applicable law or regulation, including, without limitation, the 1940 Act and the rules and regulations thereunder, from acting under the Management Agreement and the Shared Services Agreement, as contemplated by the General Disclosure Package and the Final Offering Memorandum.

     (u) Investment Advisers Act. ZAIS Group, LLC is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”). The Advisor, a subsidiary of ZAIS Group, LLC, relies on ZAIS Group, LLC's status as a registered investment adviser under the Investment Advisers Act in order to conduct its business under the Investment Advisory Agreement.

     (v)

     Any certificate signed by any officer of the Guarantor, the Operating Partnership or the Advisor that is delivered to the Purchaser or to counsel for the Purchaser shall be deemed a representation and warranty by the Guarantor, the Operating Partnership or the Advisor, as applicable, to the Purchaser as to the matters covered thereby.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Operating Partnership agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Operating Partnership, at a purchase price of 97% of the principal amount thereof plus accrued interest from the First Closing Date (as hereinafter defined) $50,000,000 principal amount of Firm Securities.

     The Operating Partnership will deliver against payment of the purchase price the Firm Securities to be purchased by the Purchaser hereunder and to be offered and sold by the Purchaser in reliance on Rule 144A in the form of one permanent global security in definitive form without interest coupons (the “Firm Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The Firm Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Preliminary Offering Memorandum and the Final Offering Memorandum. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Preliminary Offering Memorandum and the Final Offering Memorandum.

     Payment for the Firm Securities shall be made by the Purchaser in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Purchaser drawn to the order of the Operating Partnership at 10:00 A.M., New York time, on November 25, 2013, or at such other time not later than seven full business days thereafter as the Purchaser and the Operating Partnership determine, such time being herein referred to as the “First Closing Date”, against delivery to the Trustee as custodian for DTC of the Firm Global Securities representing all of the Firm Securities. The Firm Global Securities will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) at least 24 hours prior to the First Closing Date.

     In addition, upon written notice from the Purchaser given to the Operating Partnership and the Guarantor from time to time not more than 30 days subsequent to the date of this Agreement, the Purchaser may purchase all or less than all of the Optional Securities at the purchase price per principal amount of Offered Securities (including any accrued interest thereon to the related Optional Closing Date) to be paid for the Firm Securities. The Operating Partnership agrees to sell to the Purchaser the principal amount of Optional Securities specified in such notice and the Purchaser agrees to purchase such Optional Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Purchaser to the Operating Partnership and the Guarantor.

     Each time for the delivery of and payment for the Optional Securities, being herein referred to as the “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Purchaser but shall not be later than seven full business days after written notice of election to purchase Optional Securities is given.

     Payment for the Optional Securities being purchased on each Optional Closing Date by the Purchaser hereunder and to be offered and sold by the Purchaser in reliance on Rule 144A in the form of one permanent global security in definitive form without interest coupons (“Optional Global Securities”) shall be made by the Purchaser by in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Purchaser drawn to the order of the Operating Partnership against delivery to the Trustee of the Optional Global Securities representing all of the Optional Securities being purchased on such Optional Closing Date.

     4. Representations by Purchaser; Resale by the Purchaser. (a) The Purchaser represents and warrants to the Operating Partnership and the Guarantor that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

     (b) The Purchaser acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Purchaser represents and agrees that it has not sold, and will not sell, any Offered Securities constituting part of its allotment within the United States, except in accordance with Rule 144A. Accordingly, neither the Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Securities. Terms used in this subsection (b) have the meanings given to them by Regulation S.

     (c) The Purchaser agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchaser or with the prior written consent of the Operating Partnership.

     (d) The Purchaser agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) other than a Permitted General Solicitation Communication. The Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

     5. Certain Agreements of the Guarantor and the Operating Partnership and Certain Agreements of the Advisor.

     (A) The Guarantor and the Operating Partnership agree with the Purchaser that:

     (a) Amendments and Supplements to Offering Memoranda. The Guarantor and the Operating Partnership will promptly advise the Purchaser of any proposal to amend or supplement the Preliminary or Final Offering Memorandum and will not effect such amendment or supplementation without the Purchaser's consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchaser, there occurs an event or development as a result of which any document included in the Preliminary or Final Offering Memorandum, the Disclosure Package, any Supplemental Marketing Material or any General Solicitation Communication, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Preliminary or Final Offering Memorandum, the General Disclosure Package, any Supplemental Marketing Material or any General Solicitation Communication to comply with any applicable law, the Guarantor and the Operating Partnership promptly will notify the Purchaser of such event and promptly will prepare and furnish, at its own expense, to the Purchaser and the dealers and to any other dealers at the request of the Purchaser, an amendment or supplement which will correct such statement or omission or effect such compliance. The Purchaser’s consent to or delivery to offerees or investors of, any such amendment or supplement shall not constitute a waiver of any of the conditions set forth in Section 7.

     (b) Furnishing of Offering Memoranda. The Guarantor and the Operating Partnership will furnish to the Purchaser copies of the Preliminary Offering Memorandum, each other document comprising a part of the General Disclosure Package, the Final Offering Memorandum, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Purchaser request, and the Guarantor and the Operating Partnership will furnish to the Purchaser on the date hereof copies of each of the foregoing documents signed by a duly authorized officer of the Guarantor. At any time when the Guarantor or the Operating Partnership is not subject to Section 13 or Section 15(d) of the Exchange Act, the Guarantor or the Operating Partnership, as applicable, will promptly furnish or cause to be furnished to the Purchaser and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Guarantor and the Operating Partnership, will pay the expenses of printing and distributing to the Purchaser all such documents.

     (c) Blue Sky Qualifications. The Operating Partnership will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Purchaser designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchaser, provided that the Operating Partnership will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

     (d) Reporting Requirements. For so long as the Offered Securities remain outstanding, the Guarantor will furnish to the Purchaser, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Guarantor will furnish to the Purchaser (i) as soon as available, a copy of each report and any definitive proxy statement of the Guarantor filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Guarantor or the Operating Partnership as the Purchaser may reasonably request. However, so long as the Guarantor is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system, it is not required to furnish such reports or statements to the Purchaser.

     (e) Transfer Restrictions. During the period of two years after the Closing Date, the Operating Partnership will, upon request, furnish to the Purchaser and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

     (f) No Resales by Affiliates. Neither the Operating Partnership nor the Guarantor will, nor will they permit any of their affiliates (as defined in Rule 144) to, resell any of the Offered Securities that have been reacquired by any of them, except for (i) in a transaction registered under the Securities Act or (ii) in a transaction exempt from the registration requirements under the Securities Act if such transaction does not cause the holding periods under Rule 144 under the Securities Act to be extended for other holders of the Offered Securities.

     (g) Investment Company. During the period of two years after the Closing Date, neither the Operating Partnership nor the Guarantor will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the 1940 Act.

     (h) Payment of Expenses. The Guarantor and the Operating Partnership will pay all expenses incidental to the performance of the obligations of the Guarantor and the Operating Partnership under this Agreement, the Indenture and the Registration Rights Agreement, including but not limited to (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Preliminary Offering Memorandum, the Final Offering Memorandum, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of any advertising approved by the Guarantor in connection with the issue of the Offered Securities; (iv) any expenses (including fees and disbursements of counsel to the Purchaser) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as the Purchaser designates and the preparation and printing of memoranda relating thereto; (v) expenses incurred in distributing the Preliminary Offering Memorandum, the Final Offering Memorandum (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchaser; and (vi) any expenses of listing the Underlying Shares on the NYSE. The Guarantor and the Operating Partnership will also pay or reimburse the Purchaser (to the extent incurred by it) for costs and expenses of the Purchaser and the Guarantor’s officers and employees and any other expenses of the Purchaser and the Guarantor relating to investor presentations on any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Guarantor’s officers and employees and any other expenses of the Guarantor including the chartering of airplanes.

     (i) Use of Proceeds. The Operating Partnership and the Guarantor will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Offering Memorandum and, except as disclosed in the General Disclosure Package and the Final Offering Memorandum, neither the Operating Partnership nor the Guarantor intends to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of the Purchaser.

     (j) Absence of Manipulation. In connection with the offering, until the Purchaser shall have notified the Operating Partnership and the Guarantor of the completion of the resale of the Offered Securities, none of the Guarantor, the Operating Partnership or any of their affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

     (k) Restriction on Sale of Securities. During the Lock-Up Period (as defined below), neither the Guarantor nor the Operating Partnership will, directly or indirectly, take any of the following actions with respect to any Lock-Up Securities (as defined below): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action without the prior written consent of the Purchaser; provided, however, that the Guarantor may file or have declared effective one or more registration statements with the Commission in order to satisfy its obligations under the Registration Rights Agreement, or its obligations under the registration rights agreements entered into in connection with the Guarantor's formation transactions and certain subsequent private placements occurring prior to the date hereof. The Guarantor will not at any time directly or indirectly, take any action referred to in clauses (i) through (v) above with respect to any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(a)(2) of the Securities Act or the safe harbor of Rule 144A thereunder to cease to be applicable to the offer and sale of the Offered Securities.

     For purposes of this paragraph (k) of Section 5,

     “Lock-Up Securities” shall mean (1) any United States dollar-denominated debt securities issued or guaranteed by either the Guarantor or the Operating Partnership and having a maturity of more than one year from the date of issue, including, but not limited to any additional Offered Securities (“Similar Debt Securities”), (2) securities convertible into or exchangeable or exercisable for any Similar Debt Securities, (3) any shares of Guarantor common stock, or (4) any securities convertible into or exchangeable or exercisable for any shares of Guarantor common stock other than (a) Similar Debt Securities (which are addressed in clause (1) above), or (b) shares of Guarantor preferred stock that are only convertible into shares of Guarantor common stock upon certain change of control events.

     “Lock-Up Period” shall mean a period of 60 days after the date of this Agreement.

     (l) Qualification and Taxation as a REIT. The Guarantor will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2013, and the Guarantor will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Board of Directors of the Guarantor determines that it is no longer in the best interests of the Guarantor and its shareholders to be so qualified.

     (m) Underlying Shares Reserve. The Guarantor will reserve for issuance and make available upon such exchange the Underlying Shares that will conform to the description of such Underlying Shares contained in the General Disclosure Package and the Final Offering Memorandum.

     (B) The Advisor agrees with the Purchaser that:

     (a) Absence of Manipulation. The Advisor will not, and will cause its subsidiaries and affiliates over which the Advisor exercises control not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Guarantor to facilitate the sale or resale of the Offered Securities.

     (b) Restriction on Sale of Securities. The Advisor shall abide by the terms of the letter set forth in Schedule E to this Agreement.

     6. Free Writing Communications. (a) Issuer Free Writing Communications. Each of the Guarantor and the Operating Partnership represents and agrees that, unless it obtains the prior consent of the Purchaser, and the Purchaser represents and agrees that, unless it obtains the prior consent of the Guarantor and the Operating Partnership, it has not made and will not make any offer relating to the Offered Securities that would constitute (i) an Issuer Free Writing Communication or (ii) a General Solicitation Communication other than a Permitted General Solicitation Communication.

     (b) Term Sheets. Each of the Guarantor and the Operating Partnership consents to the use by the Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Memorandum or (ii) does not contain any material information about the Guarantor or the Operating Partnership or their respective securities that was provided by or on behalf of the Guarantor and the Operating Partnership, it being understood and agreed that neither the Guarantor nor the Operating Partnership shall be responsible to the Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Memorandum, the General Disclosure Package or the Final Offering Memorandum.

     7. Conditions of the Obligations of the Purchaser. The obligations of the Purchaser to purchase and pay for the Firm Securities on the First Closing Date and for the Optional Securities on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Guarantor, the Operating Partnership and the Advisor herein (as though made on the Closing Date), to the accuracy of the statements of officers of the Guarantor, the Operating Partnership and the Advisor made pursuant to the provisions hereof, to the performance by each of the Guarantor, the Operating Partnership and the Advisor of its obligations hereunder and to the following additional conditions precedent:

     (a) Accountants’ Comfort Letter. The Purchaser shall have received letters, dated the date hereof and each Closing Date, of PricewaterhouseCoopers LLP in form and substance satisfactory to the Purchaser concerning the financial information with respect to the Guarantor and the Operating Partnership set forth or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum.

     (b) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Guarantor and its subsidiaries taken as a whole which, in the judgment of the Purchaser, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Guarantor or the Operating Partnership by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)(2)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Guarantor or the Operating Partnership (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Guarantor or the Operating Partnership has been placed on negative outlook; (iii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Purchaser, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Guarantor or the Operating Partnership on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Purchaser, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

     (c) Opinions of Counsel for the Operating Partnership, the Guarantor and the Advisor. The Purchaser shall have received the following opinions, each dated as of such Closing Date:

          (i) An opinion of Clifford Chance US LLP, counsel for the Operating Partnership and the Guarantor, in substantially the form set forth on Schedule F hereto.

          (ii) An opinion of Venable LLP, special counsel for the Guarantor, in substantially the form set forth on Schedule G hereto.

          (iii) A tax opinion of Clifford Chance US LLP, counsel for the Guarantor and the Operating Partnership, in substantially the form set forth on Schedule H hereto.

          (iv) An opinion of Clifford Chance US LLP, counsel for the Advisor, in substantially the form set forth on Schedule I hereto.

     (d) Opinion of Counsel for Purchaser. The Purchaser shall have received from Skadden, counsel for the Purchaser, such opinion or opinions, dated such Closing Date, with respect to such matters as the Purchaser may require, and the Guarantor and the Operating Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (e) Officers’ Certificate. The Purchaser shall have received a certificate, dated such Closing Date, of an executive officer of the Guarantor and the Operating Partnership and a principal financial or accounting officer of the Guarantor and the Operating Partnership in which such officers shall state that the representations and warranties of the Guarantor and the Operating Partnership in this Agreement are true and correct, that each of the Guarantor and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements incorporated by reference in the General Disclosure Package and the Final Offering Memorandum there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Guarantor and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Offering Memorandum or as described in such certificate.

     (f) Advisor Officers’ Certificate. The Purchaser shall have received a certificate, dated such Closing Date, of an executive officer of the Advisor and a principal financial or accounting officer of the Advisor in which such officers shall state that the representations and warranties of the Advisor in this Agreement are true and correct, that the Advisor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

     (g) Lockup Letters. On or prior to the date hereof, the Purchaser shall have received a lockup letter in the form set forth on Schedule E hereto from (i) each of the executive officers and directors of the Guarantor and (ii) the Advisor.

     (h) Listing on the NYSE. The Underlying Shares up to an aggregate cap of 1,779,560 shares of the Guarantor's common stock will have been approved for listing on the New York Stock Exchange.

     The Operating Partnership and the Guarantor will furnish the Purchaser with such conformed copies of such opinions, certificates, letters and documents as the Purchaser reasonably request. The Purchaser may in its sole discretion waive on behalf of the Purchaser compliance with any conditions to the obligations of the Purchaser hereunder, whether in respect of the Closing Date or otherwise.

     8. Indemnification and Contribution. (a) Indemnification of Purchaser. The Guarantor and the Operating Partnership will jointly and severally indemnify and hold harmless the Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum, in each case as amended or supplemented, any Issuer Free Writing Communication (including with limitation, any Supplemental Marketing Material) or any General Solicitation Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Guarantor and the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Guarantor and the Operating Partnership by the Purchaser specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

     (b) Indemnification of Guarantor and the Operating Partnership. The Purchaser will indemnify and hold harmless the Guarantor and the Operating Partnership, each of their directors and each of their officers and each person, if any, who controls the Guarantor and the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum, in each case as amended or supplemented, or any Issuer Free Writing Communication or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Guarantor and the Operating Partnership by the Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Purchaser consists of (i) the following information in the Preliminary and the Final Offering Memorandum furnished on behalf of the Purchaser: under the caption “Plan of Distribution”, the second sentence of the second paragraph and the second sentence of the ninth paragraph; provided, however, that the Purchaser shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Guarantor’s or the Operating Partnership's failure to perform their respective obligations under Section 5(A)(a) of this Agreement.

     (c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through for example the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party. No indemnifying party shall have any liability hereunder for any settlement of any claim effective without the consent of the indemnifying party, which consent will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

     (d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Guarantor and the Operating Partnership on the one hand and the Purchaser on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Guarantor and the Operating Partnership on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Guarantor and the Operating Partnership on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Guarantor and the Operating Partnership bear to the total discounts and commissions received by the Purchaser from the Guarantor and the Operating Partnership under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Guarantor and the Operating Partnership or the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Guarantor and the Operating Partnership and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

     9. [Reserved]

     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Guarantor and the Operating Partnership or its officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser, the Guarantor and the Operating Partnership or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Purchaser is not consummated for any reason, the Guarantor will reimburse the Purchaser for all out-of-pocket expenses (including fees and reasonable disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Guarantor, the Operating Partnership and the Purchaser pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

     11. Notices. All communications hereunder will be in writing and, if sent to the Purchaser, will be mailed, delivered or telegraphed and confirmed to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Guarantor, the Operating Partnership or the Advisor will be mailed, delivered or telegraphed and confirmed to it at ZAIS Financial Corp., Two Bridge Avenue, Suite 322, Red Bank, NJ 07701, Attention: Michael Szymanski, with a copy to Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, Attention Jay L. Bernstein; provided, however, that any notice to the Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to the Purchaser.

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(A)(b) hereof against the Guarantor and the Operating Partnership as if such holders were parties thereto.

     13. [Reserved]

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     15. Absence of Fiduciary Relationship. Each of the Guarantor, the Operating Partnership and the Advisor acknowledges and agrees that:

     (a) No Other Relationship. The Purchaser has been retained solely to act as initial purchaser in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Guarantor, the Operating Partnership and the Advisor on the one hand and the Purchaser on the other hand has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary or Final Offering Memorandum, irrespective of whether the Purchaser has advised or is advising the Guarantor, the Operating Partnership or the Advisor on other matters;

     (b) Arm’s-Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Guarantor and the Operating Partnership following discussions and arms-length negotiations with the Purchaser and the Guarantor, the Operating Partnership and the Advisor are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

     (c) Absence of Obligation to Disclose. The Guarantor, the Operating Partnership and the Advisor have been advised that the Purchaser and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Guarantor, the Operating Partnership and the Advisor and that the Purchaser has no obligation to disclose such interests and transactions to Guarantor, the Operating Partnership and the Advisor by virtue of any fiduciary, advisory or agency relationship; and

     (d) Waiver. Each of the Guarantor, the Operating Partnership and the Advisor waives, to the fullest extent permitted by law, any claims they may have against the Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Purchaser shall have no liability (whether direct or indirect) to the Guarantor, the Operating Partnership or the Advisor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Guarantor, the Operating Partnership or the Advisor, including shareholders, employees or creditors of the Guarantor, the Operating Partnership or the Advisor.

     16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     Each of the Guarantor, the Operating Partnership and the Advisor hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Guarantor, the Operating Partnership and the Advisor irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

     If the foregoing is in accordance with the Purchaser's understanding of our agreement, kindly sign and return to the Guarantor, the Operating Partnership and the Advisor one of the counterparts hereof, whereupon it will become a binding agreement among the Guarantor, the Operating Partnership and the Advisor and the Purchaser in accordance with its terms.

Very truly yours,

ZAIS FINANCIAL CORP.

By:	/s/ Michael Szymanski
Name: Michael Szymanski
Title: Chief Executive Officer and President

ZAIS FINANCIAL PARTNERS, L.P.
By:	ZAIS Financial Corp.,
as its General Partner

	By:	/s/ Michael Szymanski
Name: Michael Szymanski
Title: Chief Executive Officer and President

ZAIS REIT MANAGEMENT, LLC
By:	ZAIS Group, LLC
as its Managing Member

	By:	/s/ Michael Szymanski
Name: Michael Szymanski
Title: President

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA)
LLC

By:	/s/ David Stolzar
Name: David Stolzar
Title: Director

SCHEDULE A

1.	Issuer Free Writing Communications

1. The Operating Partnership’s Pricing Term Sheet attached hereto.

2.	Other Information Included in the Final Offering Memorandum

None.

PRICING TERM SHEET	STRICTLY CONFIDENTIAL
Dated November 19, 2013

ZAIS Financial Partners, L.P.
8.0% Exchangeable Senior Notes due 2016

The information in this pricing term sheet supplements ZAIS Financial Partners, L.P.’s preliminary offering memorandum, dated November 18, 2013 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	ZAIS Financial Partners, L.P. (“ZAIS OP”)
Title of Notes:	8.0% Exchangeable Senior Notes due 2016 (the “Notes”)
Guarantee:	Payments on the Notes will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by ZAIS Financial Corp., ZAIS OP’s parent company
Aggregate principal amount of Notes offered:	$50,000,000 principal amount of Notes
Option to purchase additional Notes:	$7,500,000 principal amount of Notes
Annual interest rate:	The Notes will bear interest at a rate equal to 8.0% per annum from November 25, 2013.
Ticker / Exchange for ZAIS Financial Corp.:	ZFC / The New York Stock Exchange (“NYSE”)
NYSE Last Reported Sale Price on November 19, 2013:	$16.55 per share of ZAIS Financial Corp.’s common stock
Exchange premium:	Approximately 15% above the NYSE Last Reported Sale Price on November 19, 2013
Initial exchange price:	Approximately $19.03 per share of ZAIS Financial Corp.’s common stock
Initial exchange rate:	52.5417 shares of ZAIS Financial Corp.’s common stock per $1,000 principal amount of Notes.
Interest payment dates:	May 15 and November 15, commencing May 15, 2014
Maturity date:	November 15, 2016
Bookrunner:	Credit Suisse Securities (USA) LLC
Trade date:	November 20, 2013
Settlement date:	November 25, 2013
CUSIP:	98886L AA4
ISIN:	US98886LAA44
Share Cap:	To the extent the aggregate number of shares ZAIS Financial Corp. would be required to deliver upon any exchange, when taken together with shares delivered upon previous exchanges, if any, exceeds the “aggregate share cap,” which is the maximum number of shares ZAIS Financial Corp. may issue without stockholder approval pursuant to NYSE listing requirements and which, as of November 19, 2013, was 1,779,560 shares (including, as part of outstanding shares of common stock, OP units held by limited partners), ZAIS OP will deliver cash in respect of any shares in excess of the aggregate share cap based on a daily exchange value calculated on a proportionate basis for each trading day of the 40 trading day averaging period.

Adjustment to exchange rate upon a make-whole fundamental change:	The table below sets forth the number of additional shares of the ZAIS Financial Corp.’s common stock, if any, to be added to the exchange rate per $1,000 principal amount of Notes that are exchanged in connection with a “make-whole fundamental change” as described in the Preliminary Offering Memorandum, based on the stock price and effective date of the make-whole fundamental change.

	ZFC Common Stock Price
Effective Date	$16.55	$17.00	$17.50	$18.00	$18.50	$19.00	$20.00	$21.00	$22.00	$23.00	$24.00
November 25, 2013	7.8812	6.7749	5.6728	4.6941	3.8284	3.0688	1.8361	0.9577	0.4023	0.1108	0.0000
November 15, 2014	7.8812	7.1289	5.9654	4.9374	4.0346	3.2477	1.9858	1.0892	0.5039	0.1702	0.0151
November 15, 2015	7.8812	6.8434	5.5850	4.4841	3.5324	2.7207	1.4798	0.6838	0.2404	0.0395	0.0000
November 15, 2016	7.8812	6.2818	4.6012	3.0139	1.5124	0.0899	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

  if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;
  if the stock price is greater than $24.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the exchange rate; or
  if the stock price is less than $16.55 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the exchange rate.

Notwithstanding the foregoing, in no event will the exchange rate be increased on account of a make-whole fundamental change to exceed 60.4229 shares of ZAIS Financial Corp.’s common stock per $1,000 principal amount of Notes, subject to adjustment in the same manner as the exchange rate is required to be adjusted as set forth under “—Exchange Rights— Exchange Rate Adjustments” in the Preliminary Offering Memorandum.

General

This communication is intended for the sole use of the person to whom it is provided by the sender.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state.

The Notes and any shares of ZAIS Financial Corp.’s common stock issuable upon exchange of the Notes have not been, and, except as described in the Preliminary Offering Memorandum, will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Accordingly, the Notes are being offered and sold only to “qualified institutional buyers” as defined in Rule 144A promulgated under the Securities Act. The Notes are not transferable except in accordance with the restrictions described under “Transfer Restrictions” in the Preliminary Offering Memorandum.

SCHEDULE B

Supplemental Marketing Materials

None.

SCHEDULE D

Permitted General Solicitation Communications

SCHEDULE E

Lock-Up Agreement

November 19, 2013

Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010-3629
As the Purchaser

Dear Sirs:

              Reference is made to the Purchase Agreement (the “Purchase Agreement”), to be entered into by and among ZAIS Financial Corp., a Maryland corporation (the “Company”), ZAIS Financial Partners, L.P. (the “OP”), ZAIS REIT Management, LLC and Credit Suisse Securities (USA) LLC, as the Purchaser, relating to an offering of the OP’s Exchangeable Senior Notes due 2016, which will be exchangeable for shares of the Company’s common stock, $0.0001 par value (the “Common Stock”).

              As an inducement to the Purchaser to execute the Purchase Agreement, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of the Common Stock, or securities convertible into or exchangeable or exercisable for the Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Purchaser.

              The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is 60 days after the date of the Purchase Agreement.

              Any shares of Common Stock received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement. A transfer of Common Stock to a family member of the undersigned or a trust of which the undersigned is a trustor and the beneficiaries are family members of the undersigned may be made, provided the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 4 or 5 made after the expiration of the Lock-Up Period).

              In furtherance of the foregoing, the transfer agent and registrar is hereby authorized to decline to make any transfer of shares of the Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement.

              This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representative and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void if the Purchase Agreement shall not have been executed on or before November 30, 2013. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

Signature of stockholder:

Print name of stockholder:

SCHEDULE F

SCHEDULE G

SCHEDULE H

SCHEDULE I